UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2016 (September 6, 2016)

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On September 6, 2016, American Finance Trust, Inc. (the “Company”) and its operating partnership, American Finance Operating Partnership, L.P. (the “Company OP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Realty Capital — Retail Centers of America, Inc. (the “Target”), American Realty Capital Retail Operating Partnership, L.P. (the “Target OP”) and Genie Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”).

The Merger Agreement provides for (a) the merger of the Target with and into the Merger Sub (the “Merger”), with the Merger Sub surviving as a wholly owned subsidiary of the Company and (b) the merger of the Target OP with and into the Company OP (the “Partnership Merger”, and together with the Merger, the “Mergers”). A special transaction committee consisting solely of independent members (the “Special Committee”) of the board of directors of the Company (the “Board”) unanimously recommended approval of the Merger, the Merger Agreement, and the transactions contemplated by the Merger Agreement. The Board, based on the unanimous recommendation of the Special Committee, and with Edward M. Weil, Jr. having recused himself from voting, determined that the Merger, the Merger Agreement, and the other transactions contemplated by the Merger Agreement were advisable and in the best interests of the Company, approved the Merger and the other transactions contemplated by the Merger Agreement, and directed that the Merger and the issuance of Company Common Stock as part of the Merger Consideration, as defined below, be submitted for consideration at a meeting of the Company’s stockholders and recommended that the Company’s stockholders vote to approve the Merger and the issuance of Company Common Stock as part of the Merger Consideration.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Mergers (the “Effective Time”), each outstanding share of common stock of the Target, $0.01 par value per share (“Target Common Stock”) (including any restricted shares of Target Common Stock (“Target Restricted Stock”), Target Common Stock issued upon the exercise of a stock option of the Target and fractional shares, but excluding shares owned by the Company, the Merger Sub or any of their respective subsidiaries), will be converted into the right to receive (x) a number of shares of common stock of the Company, $0.01 par value per share (the “Company Common Stock”) equal to 0.385 shares of Company Common Stock (the “Stock Consideration”) and (y) cash from the Company, in an amount equal to $0.95 per share (the “Cash Consideration,” and together with the Stock Consideration, the “Merger Consideration”). In addition, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), (i) each unit of partnership interest of the Target OP designated as an OP Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than those held by the Target as described in clause (ii) below) will automatically be converted into 0.424 validly issued units of limited partnership interest of the Company OP (the “Partnership Merger Consideration”); (ii) each unit of partnership interest of the Target OP designated as either an OP Unit or a GP Unit held by the Target and issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically be converted into 0.385 validly issued units of limited partnership interest of the Company OP; (iii) each unit of partnership interest of the Target OP designated as a Class B Unit held by the Target’s advisor and a sub-advisor issued and outstanding immediately prior to the Partnership Merger Effective Time will be converted into the Partnership Merger Consideration and (iv) the interest of American Realty Capital Retail Advisor, LLC, the special limited partner of the Target OP (the “Target SLP”), in the Target OP will be redeemed for a cash payment, to be determined in accordance with the existing terms of the Target OP’s agreement of limited partnership. Based on the per share value of the Company Common Stock issuable in the transaction (using the Company’s published estimated per share NAV as of December 31, 2015 of $24.17) and the cumulative distributions through June 30, 2016, the redemption payment would have been approximately $3.3 million if the transaction had been consummated on June 30, 2016. The actual redemption payment will be computed on the date of consummation of the transaction.

The Merger Agreement further provides that immediately prior to the Effective Time, any issued and outstanding Target Restricted Stock will fully vest and have the right to receive the Merger Consideration.

The completion of the Merger is subject to various conditions, including, among other things, approval of the Merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of not less than a majority of the votes cast by the holders of the Company’s Common Stock entitled to vote at the special meeting, the approval of the Merger by the affirmative vote of holders of a majority of the Target’s Common Stock (“Target Stockholder Approval”) and the approval of Company Common Stock for listing on the New York Stock Exchange, although the Company Common Stock is not required to be listed upon the Effective Time. Moreover, each party’s obligation to consummate the Mergers is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the Merger Agreement, including, among other things, the obligation to prepare and file a registration statement on Form S-4 to register the offer and sale of shares of Company Common Stock to be issued pursuant to the Merger Agreement.

The Company and the Target have made certain customary representations and warranties and covenants for transactions of this type, including with respect to the conduct of business by each of the Company and the Target prior to the closing. Notably, under the terms of the Merger Agreement, the Target, its subsidiaries and their respective representatives may initiate, solicit, provide information and enter into discussions concerning proposals relating to alternative business combination transactions until October 21, 2016 (the “Go Shop Period End Time”). Following the Go Shop Period End Time, certain covenants prohibiting the Target, its subsidiaries and their respective representatives from initiating, soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions will apply, subject to certain limited exceptions. If, however, following the Go Shop Period End Time, but before receipt of the Target Stockholder Approval, the Target or any of its subsidiaries or their respective representatives receives a bona fide acquisition proposal, which does not violate certain timing covenants regarding initiation and solicitation of offers, the Target may (a) furnish certain non-public materials (subject to limitations and confidentiality arrangements) to the person who made the acquisition proposal, (b) participate in negotiations regarding the acquisition proposal, and (c) disclose to the stockholders of the Target any information required to be disclosed under applicable law.

The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including following a breach by the non-terminating party or a change in recommendation of the non-terminating party, one party may be required to pay to the other a termination fee equal to approximately $25.6 million. However, if the Merger Agreement is terminated in connection with the Target entering into or recommending a superior acquisition proposal with a bidder made prior to the Go Shop Period End Time and entered into on or before the date that is 15 days following the end of the Go Shop Period End Time, the termination fee payable by the Target to the Company will be equal to approximately $5.1 million, plus an expense reimbursement of up to $5 million. These termination fees represent the applicable party’s sole and exclusive remedies with respect to matters giving rise to the termination event, other than in the case of a willful and material breach of the Target’s non-solicitation covenants.

The Company and the Target each are sponsored, directly or indirectly, by AR Global Investments, LLC (the “Sponsor”). The Sponsor and its affiliates provide investment and advisory services to the Company and the Target pursuant to written advisory agreements.

The foregoing summary description of the material terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or the Target at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Third Amended and Restated Advisory Agreement

On September 6, 2016, the Company entered into an amendment of its Second Amended and Restated Advisory Agreement, as amended, by and among the Company, the Company OP and American Finance Advisors, LLC (the “Advisor”) (the “Third A&R Advisory Agreement”), which will become effective upon the Effective Time and which provides that:

(a)	the fixed portion of the Base Management Fee (as defined in the Third A&R Advisory Agreement) paid to the Advisor will increase from the current amount, equal to an aggregate of $18 million annually, to (i) $21 million annually for the first year following the Effective Time; (ii) $22.5 million annually for the second year following the Effective Time; and (iii) $24 million annually for the remainder of the term of the Third A&R Advisory Agreement, and may be further increased in connection with any acquisition by the Company (whether by merger, consolidation or otherwise) of any REIT, other than the Target, that is advised by an entity that is wholly-owned, directly or indirectly, by the Sponsor or AR Capital, LLC, other than any joint ventures (a “Specified Transaction”);

(b)	the variable portion of the Base Management Fee paid to the Advisor will change from a quarterly payment of 0.375% of the cumulative net proceeds of any equity raised after the Company lists its common stock on a national securities exchange to an equal monthly payment of an aggregate amount equal to 1.25% of the cumulative net proceeds of any equity raised by the Company or its subsidiaries from and after the Effective Time (other than in connection with any Specified Transaction);

(c)	the Company will continue to pay a variable management fee of 15% of quarterly Core Earnings Per Adjusted Share (as defined in the Third A&R Advisory Agreement) for the previous quarter over $0.375 plus 10% of quarterly Core Earnings Per Adjusted Share for the previous quarter over $0.50;

(d)	the Company will have the right to internalize the services provided under the Third A&R Advisory Agreement (“Internalization”) after January 1, 2018 as long as (i) more than 67% of the Company’s independent directors have approved the Internalization; (ii) the Company provides proper notice to the Advisor (“Notice”); and (iii) the Company pays the Advisor a specified internalization fee pursuant to the terms of the Third A&R Advisory Agreement, which is equal to $15 million plus either (x) if the Internalization occurs on or before December 31, 2028, Subject Fees multiplied by 4.5 and (y) if the Internalization occurs on or after January 1, 2029, Subject Fees multiplied by 3.5 plus 1% of the purchase price of each acquisition or merger that occurs between Notice and the Internalization or 1% of the amount of new equity raised by the Company between the end of the fiscal quarter in which Notice was given and the Internalization. For the purposes of the Third A&R Advisory Agreement, Subject Fees means (I) (A) all amounts payable pursuant to the Advisory Agreement and property management agreement for the fiscal quarter in which Notice occurs multiplied by (B) four plus (II) without duplication, the annual increase in the Base Management Fee resulting from the amount of new equity raised by the Company within the fiscal quarter in which Notice occurs, as described in (b);

(e)	the initial term of the Third A&R Advisory Agreement, commencing upon the Effective Time, will extend to April 29, 2035, and is automatically renewable for another 20-year term upon each 20-year anniversary.

The description of the Third A&R Advisory Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Third A&R Advisory Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Agreement of Limited Partnership of the Company OP

On September 6, 2016, the Company entered into an amendment to the agreement of limited partnership of the Company OP (the “A&R OP Agreement”), which will become effective upon the Effective Time. The A&R OP Agreement provides that the Company, as general partner of the Company OP makes certain changes to the provisions of the partnership agreement relating to (a) distributions of net sales proceeds and the Termination Note (as defined in the A&R OP Agreement) issuable on termination of the Third A&R Advisory Agreement to address the issuance of shares of Company Common Stock pursuant to the Merger and in future transactions; (b) internalization of the Advisor’s services after the Effective Time pursuant to the conditions in the Third A&R Advisory Agreement; and (c) certain matters related to changes in the Third A&R Advisory Agreement.

The description of the A&R OP Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the A&R OP Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Property Management Agreement

In connection with the Merger Agreement, the Target’s advisor, as the Target’s former property manager and leasing agent, assigned the Target’s existing property management agreement (the “Target Property Management Agreement”) and existing leasing agreement (the “Target Leasing Agreement”) to American Finance Properties, LLC (the “Property Manager”), in respect of (1) the properties owned by the Target prior to the Merger, and (2) any existing anchored, stabilized core retail properties, such as power centers and lifestyle centers, acquired by the Company after the Effective Time and during the term of the Target Property Management Agreement and the Target Leasing Agreement, (collectively, the “Target Properties”). The Advisor intends to utilize Lincoln Property Company as the service provider with respect to properties covered under these agreements. The Target Property Management Agreement and the Target Leasing Agreement will become effective subject to and only at the Effective Time and will be of no force or effect in the event the Merger Agreement is terminated prior to the Merger being consummated.

In connection with the Merger Agreement, the Target Property Management Agreement and the Target Leasing Agreement, the Company has entered into an amended and restated property management and leasing agreement (the “Property Management Agreement”) with the Property Manager in respect of (1) the properties owned by the Company prior to the Merger and (2) any double- and triple-net leased single tenant properties acquired by the Company after the Effective Time and during the term of the Property Management Agreement (collectively, the “Company Properties” and together with the Target Properties, the “Properties”). The Property Management Agreement will become effective at the Effective Time and will be of no force or effect in the event the Merger Agreement is terminated prior to the Merger being consummated.

The Target Property Management Agreement provides that the Property Manager will be entitled to a management fee equal to 4% of the gross rental receipts from the Target Properties, including common area maintenance reimbursements, tax and insurance reimbursements, percentage rental payments, utility reimbursements, late fees, vending machine collections, service charges, rental interruption insurance, and a fifteen percent (15%) administrative charge for common area expenses.

In addition, the Property Manager will be entitled to transition fees of up $2,500 for each Target Property managed, a construction fee equal to 6% of construction costs incurred, if any, and reimbursement of all expenses specifically related to the operation of a Target Property, including compensation and benefits of property management, accounting, lease administration, executive and supervisory personnel of the Property Manager, and excluding expenses of the Property Manager’s corporate and general management office and excluding compensation and other expenses applicable to time spent on matters other than the Target Properties.

The Property Management Agreement has an initial term ending October 1, 2018, with automatic renewal for successive one-year terms unless terminated 60 days prior to the end of a term or terminated for cause due to material breach of the agreement, fraud, criminal conduct or willful misconduct, insolvency or bankruptcy of the Property Manager.

The descriptions of the Target Property Management Agreement, the Target Leasing Agreement and the Property Management Agreement in this Current Report on Form 8-K are a summary and are qualified in their entirety by the terms of the Target Property Management Agreement, Target Leasing Agreement and the Property Management Agreement, copies of which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Investor Presentation

The Company prepared an investor presentation with respect to the contemplated Mergers. Directors, officers and other representatives of the Company will present some or all of this investor presentation to various conferences and meetings in the coming months. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in the filing.

Press Release

On September 7, 2016, the Company issued a press release announcing the execution of the Merger Agreement and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in the filing.

Item 8.01 Other Events.

On September 6, 2016, in connection with the execution of the Merger Agreement, the Company OP entered into a binding commitment, pursuant to which UBS Securities LLC, UBS AG, Stamford Branch and Citizens Bank, N.A. have committed to provide a $360 million bridge loan facility, subject to customary conditions.

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, the Target expects to prepare and file with the SEC a joint proxy statement and the Company expects to prepare and file with the SEC a registration statement on Form S-4 containing the joint proxy statement, a prospectus and other documents with respect to the Company’s proposed acquisition of the Target. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company and the Target with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at http://americanfinancetrust.com/, and copies of the documents filed by the Target with the SEC are available free of charge on the Target’s website at http://www.retailcentersofamerica.com/.

The Company and the Target, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 29, 2016. Information regarding the Target’s directors and executive officers can be found in the Target’s definitive proxy statement filed with the SEC on April 29, 2016, as amended by the supplements to the proxy statement filed with the SEC on June 9, 2016 and July 22, 2016. Additional information regarding the interests of the potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or the Target, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s and the Target’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval by the Company’s and the Target’s stockholders of the Merger; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in the Company’s and the Target’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and the Target disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 6, 2016, among American Finance Trust, Inc., American Finance Operating Partnership, L.P., Genie Acquisition, LLC, American Realty Capital — Retail Centers of America, Inc. and American Realty Capital Retail Operating Partnership, L.P.*
4.1	Amended and Restated Agreement of Limited Partnership of American Finance Operating Partnership, L.P.
10.1	Third Amended and Restated Advisory Agreement by and among American Finance Trust, Inc., American Finance Operating Partnership, L.P., and American Finance Advisors, LLC
10.2	Amended and Restated Property Management Agreement by and between American Finance Properties, LLC (as assignee of American Realty Capital Retail Advisor, LLC) and American Finance Trust, Inc.
10.3	Amended and Restated Leasing Agreement, by and among American Finance Trust, Inc. and American Finance Properties, LLC (as assignee of American Realty Capital Retail Advisor, LLC)
10.4	Amended and Restated Property Management and Leasing Agreement, by and among American Finance Trust, Inc., American Finance Trust Operating Partnership, L.P. and American Finance Properties, LLC
99.1	Press Release of American Finance Trust, Inc., dated as of September 7, 2016
99.2	Investor Presentation, dated as of September 7, 2016

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: September 7, 2016	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr. Chief Executive Officer, President and Chairman of the Board of Directors